Exhibit 10.5
THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
FORBRIGHT, INC.
OPTION AWARD AGREEMENT
THIS AWARD AGREEMENT (this “Agreement”) is made and entered into this [__] day of [MONTH], [YEAR] (the “Award Date”) by and between (i) Forbright, Inc. (the “Company”), and (ii) [individual], an employee of Forbright Bank, the wholly owned subsidiary of the Company (the “Participant”).
RECITALS
A.    The Company has adopted the Congressional Bancshares, Inc. 2014 Stock Incentive Plan, as amended (the “Plan”) authorizing the Company to make awards to persons associated with the Company and to persons associated with the Company’s wholly owned subsidiary, Forbright Bank (the “Bank”).
B.    The Company, through its Board or the Nominating, Compensation and Governance Committee of its Board, has determined that, under and pursuant to the terms and conditions of the Plan, the Participant is eligible to receive awards under the Plan.
C.    The Company desires to make an award to the Participant, and the Participant, in connection therewith, is desirous of participating in the Plan and receiving an award under the Plan.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Participant hereby agree as follows:
1.    Grant of Award. The Company hereby grants to the Participant, as a separate inducement in connection with his or her employment with the Bank, and not in lieu of any salary or other compensation for his or her services, an award of the number options to purchase shares of the Company’s Common Stock (“Common Stock”) at an exercise price per share (the “Units”) set forth in Appendix A to this Agreement, pursuant to the Plan and this Agreement (the “Award”). The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement.
2.    Vesting of Award. The Units shall vest in accordance with the vesting schedule and other terms set forth in Appendix A to this Agreement (“Appendix A”).

3.    Forfeiture of Award. Except as set forth in Appendix A, the Award shall be forfeited as provided in the Plan.
4.    Exercise, Term. Except as set forth in Appendix A, upon vesting, the Award may be exercised in accordance with the terms of the Plan. If not otherwise vested and exercised or terminated, the Award will expire 10 years from the Award Date.
5.    Voting Rights; Dividends. The Participant shall not have, with respect to any Units, any of the rights of a holder of shares, including without limitation (a) the right to vote, (b) the right to receive dividends, if any, as may be declared from time to time, and (c) the rights available to holders of shares upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company.
6.    Amendment of Award. Without the consent of the Participant, no modification or amendment of the Award shall reduce or limit, in any respect, any of the Participant’s rights under the Award.
7.    Employment/Service. The Award does not impose any independent obligation upon the Company or the Bank to retain the Participant in its employ or service for any period.
8.    Representations. The Award has been issued by the Company in reliance upon the following representations of the Participant:
(a)    The Units and the underlying shares are being acquired for investment and not with a view to the sale or distribution of any part thereof, and the Participant has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption pursuant to the Securities Act.
(b)    The Participant understands (i) that neither the Units nor the underlying shares are registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance will be exempt from the registration and qualifications requirements thereof pursuant to Section 4(a)(2) of the Securities Act and/or any applicable rule under the Securities Act and any applicable state securities laws, and (ii) that the Company’s reliance on such exemption is predicated on the Participant’s representations set forth in this Section 8.
(c)    The Participant has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of his or her investment.
(d)    The Participant understands that the Company has no obligation to register with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Act, to file reports pursuant to Section 12 of the Exchange Act or to file a registration statement covering the Units or the underlying shares under the Securities Act. The Participant further understands that if the Company does not register pursuant to Section 15(d) of the Securities Act, file reports pursuant to Section 12 of the Exchange Act, or have a registration statement covering the Units or the underlying shares under the Securities Act in effect when the Participant desires to sell the shares, the Participant may be required to hold such securities for an indefinite period. The Participant also understands that any sale of the underlying shares that might be made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule and that the Company has no obligation to seek to make such Rule available.
(e)    Participant understands that there may be adverse tax consequences upon exercise of the Award or disposition of the underlying shares and that Participant should consult a tax adviser prior to such exercise or disposition.
9.    Agreement not to Solicit.    The Award has been issued by the Company to the Participant in consideration of the following: with the exception of any employees approved in advance by the Company in writing, Participant agrees that commencing on the Award Date and continuing through the Participant’s separation of employment with the Bank, and for twelve (12) months thereafter, Participant will not, either directly or indirectly, on the Participant's own behalf or in the service of or on behalf of any other person or entity, solicit or attempt to solicit any person who then is or who was at any time in the preceding six (6) month period an employee, independent contractor or client of the Company or its subsidiaries to cease, curtail or refrain from entering into such a relationship with the Participant or to form such a relationship with any other person or entity.  The Participant agrees and acknowledges that the restrictions contained in this Section 9 are reasonable in terms of time period and subject matter and that they protect legitimate business interests of the Company and its subsidiaries.  The Participant further agrees that in the event that the Participant breaches any provision of this Section 9, the Company and its subsidiaries will suffer irreparable injury that could not be adequately remedied by money damages and therefore the Company and its subsidiaries will be able to obtain any appropriate form of injunctive relief to enforce said provision, in addition to all other relief that a Court may deem proper.
10.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland as such laws are applied to agreements between Maryland residents entered into and to be performed entirely within Maryland, except for those provisions required to be governed by the Delaware General Corporation Law. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
11.    Incorporation by Reference. All of the other terms of the Plan as currently in effect are hereby incorporated into this Agreement by reference.
12.    Defined Terms. Any terms whose definition is not specified in this Agreement shall have the meaning given to them in the Plan.
13.    Headings. The headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, the Award.

14.    Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement (except for those under Section 9) shall be settled exclusively by arbitration in Bethesda, Maryland, in accordance with the applicable rules of the American Arbitration Association then in effect. In any action to enforce Section 9, the substantially prevailing party will be awarded its reasonable attorneys’ fees and costs.
15.    Counterpart. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
16.    Entire Agreement. This Agreement (including Appendix A) and the Plan constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of a conflict between this Agreement and the Plan, this Agreement shall govern.
[Signatures appear on the following page]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer, and the Participant has hereunto set his hand, all as of the day and year first written above.

FORBRIGHT, INC.

PARTICIPANT

Name:

APPENDIX A
1.    Number of Units subject to this Award:
a.    “A” Units Awarded: [__]
b.    “B” Units Awarded: [__]
c.    “C” Units Awarded: [__]
d.    “D” Units Awarded: [__]
2.    Exercise Price:
a.    The exercise price of any “A” Units awarded to the Participant shall be $[●] (the “Exercise Price”).
b.    The exercise price of any “B” Units awarded to the Participant shall be the greater of (i) Exercise Price and (ii) the value obtained using the following formula:
(Investment Transaction Closing Price x 1.005n)
where “n” is the number of whole months that have elapsed since the Closing Date; provided, that, upon (A) the occurrence of a Qualifying Trigger Event and (B) the achievement of a per share price of Common Stock necessary to provide the investors in the Investment Transaction a 6% internal rate of return (weighted for time and price), the value obtained pursuant to clause (ii) above shall cease to increase; and provided, further, that, in the case of a Qualifying Trigger Event as a result of a Qualifying Public Offering (as defined below), the per share price of Common Stock shall be calculated using a volume-weighted average price over any 30-day trading period following the Qualifying Public Offering; and, provided, further that if, following the fifth anniversary of the Closing Date either (x) a Qualifying Triggering Event has not occurred or (y) a Qualifying Triggering Event has occurred pursuant to Section (iii) of the definition thereof and clause (B) above has not been satisfied, then the value obtained pursuant to clause (ii) above shall cease to increase at such time as clause (B) above is satisfied based on the Target FMV computed pursuant to Section 8 hereof.
c.    The exercise price of any “C” Units awarded to the Participant shall be the Exercise Price.
d.    The exercise price of any “D” Units awarded to the Participant shall be the Exercise Price.
3.    Exercise:
a.    Limitations on Exercise:
i.    Vested “A” Units may be exercised at any time after the applicable vesting date until the termination date of the Units.
ii.    Vested “B” Units may be exercised at any time after the applicable vesting date until the termination date of the Units.

iii.    Vested “C” Units may not be exercised until (i) the occurrence of a Qualifying Trigger Event (as defined below) and (ii) the per share price of the Common Stock upon the closing of the Qualifying Trigger Event (or thereafter, if applicable) equals or exceeds $25; provided, that in the case of a Qualifying Trigger Event as a result of a Qualifying Public Offering, the price must equal or exceed a volume-weighted average price of $25 over any 30-day trading period following the Qualifying Public Offering; provided, further that if, following the fifth anniversary of the Closing Date either (x) a Qualifying Triggering Event has not occurred or (y) a Qualifying Triggering Event has occurred pursuant to Section (iii) of the definition thereof and the Vested “C” Units did not become exercisable, then the Vested “C” Units shall become exercisable if the Target FMV computed pursuant to Section 8 hereof equals or exceeds $25.
iv.    Vested “D” Units may not be exercised until (i) the occurrence of a Qualifying Trigger Event (as defined below) and (ii) the per share price of the Common Stock upon the closing of the Qualifying Trigger Event (or thereafter, if applicable) equals or exceeds $32; provided, that in the case of a Qualifying Trigger Event as a result of a Qualifying Public Offering, the price must equal or exceed a volume-weighted average price of $32 over any 30-day trading period following the Qualifying Public Offering; provided, further that if, following the fifth anniversary of the Closing Date either (x) a Qualifying Triggering Event has not occurred or (y) a Qualifying Triggering Event has occurred pursuant to Section (iii) of the definition thereof and the Vested “D” Units did not become exercisable, then the Vested “D” Units shall become exercisable if the Target FMV computed pursuant to Section 8 hereof equals or exceeds $32.
b.    General Exercise Terms. Payment of all or part of the exercise price for the Award may be made (i) in cash or a cash equivalent acceptable to the Administrator, (ii) by surrendering shares of Common Stock to the Company, (iii) by the withholding of shares of Common Stock otherwise issuable upon the exercise of the Award (including net exercise), (iv) with a full-recourse promissory note, or (v) if the Common Stock is traded on an established securities market, with cash advanced by the broker-dealer if the exercise notice is accompanied by the Participant’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Award to the broker-dealer. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the exercise price of the shares for which the Award is being exercised. If all or part of the exercise price is to be paid with a promissory note, the par value of the Common Stock, if newly issued, shall be paid in cash or cash equivalents. The shares received upon exercise of the Award shall be pledged as security for payment of the principal amount of the promissory note and interest thereon and the interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.
4.    Vesting: The Units granted pursuant to the Award will vest in accordance with the following schedule:
a.    “A” Unit Vesting:
i.    Units Vesting as of first anniversary of Award Date: [__]
ii.    Units Vesting as of second anniversary of Award Date: [__]
iii.    Units Vesting as of third anniversary of Award Date: [__]
iv.    Units Vesting as of fourth anniversary of Award Date: [__]
v.    Units Vesting as of fifth anniversary of Award Date: [__]
b.    “B” Unit Vesting
i.    Units Vesting as of first anniversary of Award Date: [__]
ii.    Units Vesting as of second anniversary of Award Date: [__]
iii.    Units Vesting as of third anniversary of Award Date: [__]
iv.    Units Vesting as of fourth anniversary of Award Date: [__]
v.    Units Vesting as of fifth anniversary of Award Date: [__]
c.    “C” Unit Vesting
i.    Units Vesting as of first anniversary of Award Date: [__]
ii.    Units Vesting as of second anniversary of Award Date: [__]
iii.    Units Vesting as of third anniversary of Award Date: [__]
iv.    Units Vesting as of fourth anniversary of Award Date: [__]
v.    Units Vesting as of fifth anniversary of Award Date: [__]
d.    “D” Unit Vesting
i.    Units Vesting as of first anniversary of Award Date: [__]
ii.    Units Vesting as of second anniversary of Award Date: [__]
iii.    Units Vesting as of third anniversary of Award Date: [__]
iv.    Units Vesting as of fourth anniversary of Award Date: [__]
v.    Units Vesting as of fifth anniversary of Award Date: [__]
5.    Effect of Events on Vesting:
a.    Except as set forth in Section 5(c) below, in the event of the termination of the Participant’s employment or removal of the Participant as a director, as applicable, all further vesting shall cease upon such termination, and the Participant shall retain the previously vested portion of the Award subject to and in accordance with Sections 5(b), 5(c), 5(d) and 5(e) below.
b.    The vested portion of the “A” Units shall remain outstanding for 90 days after such termination, and to the extent not exercised during such 90-day period, shall be forfeited upon the expiration of such 90-day period. The unvested portion of the “A” Units shall be forfeited immediately upon such termination.
c.    The vested portion of the “B” Units shall remain outstanding until the earlier to occur of (i) the expiration date of the Units and (ii) the 91st day following a Qualifying Trigger Event (the earlier of such dates, the “Forfeiture Date”), and the Exercise Price of such vested portion of the “B” Units shall remain subject to adjustment pursuant to Section 2(b) above; provided, that, if the Participant does not exercise the “B” Units on or prior to the date which is 90 days after the termination of Participant’s employment or removal of the Participant as a director, the “B” Units may not be exercised until the occurrence of a Qualifying Trigger Event. To the extent not exercised prior to the Forfeiture Date, or to the extent such “B” Units are not, or do not become, exercisable prior to the Forfeiture Date, the vested portion of the “B” Units shall be forfeited on the Forfeiture Date. The unvested portion of the “B” Units shall be forfeited immediately upon such termination.
d.    The vested portion of the “C” Units and “D” Units shall remain outstanding until the Forfeiture Date, and such vested portion of the “C” Units and “D” Units shall remain subject to the conditions to exercisability set forth in Section 3(a) above. To the extent not exercised prior to the Forfeiture Date, or to the extent such options are not, or do not become, exercisable prior to the Forfeiture Date, the vested portion of the “C” Units and “D” Units shall be forfeited on the Forfeiture Date. The unvested portion of the “C” Units and “D” Units shall be forfeited immediately upon such termination.
e.    Notwithstanding anything to the contrary in this Section 5, in the event the termination of Participant’s employment or removal of the Participant as a director, as applicable, is by the Participant’s employer and/or service recipient for “Cause” or in the event that the Participant breaches Section 9 of this Agreement, the Participant shall forfeit the entire Award immediately, including, for the avoidance of doubt, the vested and unvested portions of the Award.
6.    Definitions. For the purposes of this Award, the following terms shall have the following meanings:
a.     “Cause” shall have the meaning set forth in the employment agreement, if applicable, by and between the Participant and the Company or Bank, as applicable, and, if no such employment agreement exists, “Cause” shall mean:
i.    the Participant is indicted for, convicted of, or enters a no contest plea to (A) a felony or (B) a misdemeanor involving moral turpitude that would render the Participant unable to perform his or her duties as an employee, officer or director of the Company, as applicable;

ii.    the Participant engages in conduct that constitutes gross negligence or willful misconduct in carrying out his or her duties as an employee, officer or director of the Company;
iii.     the Participant’s failure or refusal to perform his or her duties, after (A) written notice to the Participant from the Board of Directors or the Participant’s supervisor, with reasonable specification of the matter(s) giving rise to the notice, including notice of the Company’s intent to terminate the Participant’s employment due to the matter(s) described in such notice and (B) ten (10) days to cure the matter described in such notice;
iv.    a material breach of the Participant’s fiduciary duty;
v.    a regulatory body with jurisdiction over the Company recommends that the Company remove the Participant as an employee, officer or director of the Company; or
vi.     any finding by the Securities and Exchange Commission pertaining to the Participant which, in the opinion of independent counsel selected by the Company, could reasonably be expected to impair or impede the Company’s ability to register, list or otherwise offer its stock to the public, or following any initial public offering, to maintain itself as a publicly traded company.
b.    “Investment Transaction Price” means the weighted average per share purchase price of Common Stock issued as part of the Investment Transaction in accordance with the terms of the SPA.
c.    “Sale Transaction” means the occurrence of any of the following:
(i)    any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder as in effect on the date of this Agreement) or “group” (as defined in the Exchange Act and the rules and regulations of the SEC promulgated thereunder as in effect on the date of this Agreement) shall become, directly or indirectly, a “beneficial owner” (as such term is defined and used in Rule 13d-3 promulgated under the Exchange Act) of Common Stock representing a majority of the Common Stock of the Company on a fully diluted basis; or
(ii)    all or substantially all of the assets or business of the Company are sold or otherwise disposed of through the consummation of a merger, consolidation, sale of assets or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, the Common Stock representing fifty percent (50%) or more of the voting power of the outstanding Common Stock of the entity or entities, if any, that acquire such assets or otherwise succeed to the business of the Company, determined on a fully diluted basis).
Notwithstanding the foregoing, a Sale Transaction shall not include (1) the initial capital raise contemplated to occur on or about the effective date of this Award or (2) an initial public offering of the Company’s Common Stock.
d.    “Qualifying Trigger Event” means:
(i)    the Company shall close on an initial public offering with a gross offering proceeds of at least $250 million (a “Qualifying Public Offering”);
(ii)    the consummation of a Sale Transaction; or
(iii)    the Company shall close on a private equity financing with gross proceeds of at least $250 million in cash.
7.    Merger, Consolidation or Asset Sale:
Notwithstanding Section 8(C) of the Plan, the merger, consolidation or sale or disposition of substantially all of the assets of the Company shall not result in the acceleration or vesting or exercise of the Units granted hereunder to the extent such event does not otherwise result in the Units becoming vested or exercisable pursuant to the terms of this Agreement.
8.    Determination of Fair Market Value.
Prior to (x) an initial public offering of the shares of Common Stock or (y) a Sales Transaction, the Board shall formally approve a Fair Market Value of a share of Common Stock at least annually (the “Board FMV”). The Board shall use commercially reasonable efforts to approve a Board FMV on or before the date which is 30 days after completion of the Company’s audited financial statements each year. Beginning on the fifth anniversary of the Closing Date, John K. Delaney (“Delaney”) may, once in any calendar year, object to the Board FMV by providing written notice, which shall also include a proposed alternative fair market value (an “FMV Notice”, and such proposed fair market value, the “Delaney FMV”), to the Board within five business days following notice of the approval of the Board FMV. Upon the Board’s receipt of an FMV Notice, the Board shall have five business days to consider and accept the Delaney FMV. If the Board accepts the Delaney FMV, the Delaney FMV shall be the fair market value used under certain circumstances hereunder to determine if a condition under the Option has been satisfied (the “Target FMV”). If the Board does not accept the Delaney FMV within five business days after delivery of the Delaney FMV, the Board shall within 30 days thereafter retain a valuation firm (other than the valuation firm that calculated the Board FMV), which valuation firm shall be subject to approval by Delaney (with such approval not to be unreasonably withheld), at the sole expense of the Corporation, to select either the Board FMV or the Delaney FMV, which shall be the Target FMV (it being understood that the valuation firm shall not be permitted to calculate a third fair market value). If Delaney is no longer CEO of the Corporation, Donald F. Cole (“Cole”) shall have the rights of Delaney under this provision, and if Cole is no longer an executive of the Bank, the then-CEO of the Corporation shall have the rights of Delaney under this provision.